Exhibit (b)

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

DECEMBER 31, 2003

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

CONTENTS

                              PAGES

Unaudited Pro Forma Consolidated Balance Sheet

1

Unaudited Pro Forma Consolidated Statement of Operations

2

Notes

3 - 4

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS AT DECEMBER 31, 2003

	Hong Xiang	Draco	Pro Forma	Pro Forma
	Oil and Gask	Holding	Adjustments	Consolidated
	Devrlopment	Corporation,	and	Balance
	Co., Limited	Inc.	Elimination	Sheet
	USD	USD	USD	USD
ASSETS

Current assets
Cash and cash equivalents	7,699	5,990		13,689
Other receivable and prepayments	94,250	-		94,250
Materials and supplies	45,483	-		45,483

Total current assets	147,432	5,990		153,422

Construction in progress	39,920	-		39,920
Property and equipment
Oil and gas properties, using full cost method
accounting
Proved	4,881,489	-		4,881,489
Other property and equipment	105,732	8,819		114,551

Total	4,987,221	8,819		4,996,040
Less accumulated depreciation, depletion and
amortization	(38,168)	-		(38,168)

Total property and equipment	4,949,053	-		4,957,872

Total assets	5,136,405	14,809		5,151,214

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	561,639	888		562,527
Due to non-operating interest owner	2,246,039	-		2,246,039
Accrued expenses	10,030	-		10,030
Due to a director	1,263,862	-		1,263,862
Income taxes payable	17,002			17,002

Total current liabilities	4,098,572	888		4,099,460

Deferred income taxes	131,493	-		131,493

Stockholders’ equity
Capital	604,800	674,721	(674,721)	604,800
Retained earnings	301,540	(660,800)	674,721	315,461

Total stockholders’ equity	906,340	13,921		920,261

Total liabilities and stockholders’ equity	5,136,405	14,809		5,151,214

ON BEHALF OF THE BOARD

____________________ Director

____________________ Director

- See Accompanying Notes -

DRAGO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

	Hong Xiang	Drago	Pro Forma	Pro Forma
	Oil and Gas	Holding	Adjustments	Consolidated
	Development	Corporation,	and	Statement of
	Limited	Inc..	Elimination	Operations
	USD	USD	USD	USD

REVENUE	868,194	10,441		878,635

COSTS AND EXPENSES

Production expenses	(260,846)	-		(260,846)

Management fee	(17,364)	-		(17,364)

General and administrative expenses	(102,031)	(78,669)		(180,700)

Depreciation and amortization	(38,168)	(3,427)		(41,595)

Loss on extinguishment of debt	-	(388,465)		(388,465)

Interest expense	-	(826)		(826)

Income/(Loss) from operations	449,785	(460,946)		(11,161)

Interest income	250	-		250

Income/(Loss) before income tax	450,035	(460,946)		(10,911)

Income tax expenses	(148,495)	-		(148,495)

Net income/(Loss)	301,540	(460,946)		(159,406)

- See Accompanying Notes -

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

DECEMBER 31, 2003

NOTES

1.

BASIS OF PRESENTATION

On March 29, 2004, Draco Holding Corporation, Inc. (“DCHO”), entered a share exchange agreement with the stakeholders of Hong Xiang Petroleum Group Limited, (“Hong Xiang”), a British Virgin Islands corporation. In the Exchange, DCHO will acquire all of the issued and outstanding common stock of Hong Xiang in exchange for the issuance of 18,700,000 shares of its common stock. The Exchange was completed on April 30, 2004.

The Exchange resulted in a change of control of DCHO. Upon completion of the Exchange and the related share issuances, DCHO has a total of 19,908,822 shares issued and outstanding, of which 18,700,000 or approximately 93.93% are owned by the former  stakeholders of Hong Xiang.  As the Exchange resulted in the former stakeholders of Hong Xiang owning greater than 50% of the common shares of DCHO, the Exchange has been treated as a reverse takeover with Hong Xiang as the accounting acquirer (legal subsidiary) and DCHO as the accounting acquiree (legal parent).

Accordingly, the purchase method under reverse takeover accounting has been applied except that no goodwill is recorded on the pro forma consolidated balance sheet.  It means that :-

(a)

The pro forma consolidated financial statements of the combined entity are issued under the name of the legal parent, DCHO, but a continuation of the combined financial statements of Hong Xiang.

(b)

DCHO is deemed to be the acquirer for accounting purposes and as such, its assets and liabilities are included in the pro forma consolidated financial statements of the combined entity at their historical carrying values.

(c)

The common stock and accumulated deficit of DCHO up to the date of the Exchange are eliminated.

(d)

The capital structure of the consolidated entity is that of DCHO, but the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of Hong Xiang immediately prior to the Exchange plus the value of shares issued by DCHO to acquire Hong Xiang and to compensate the service providers.

(e)

The value of shares issued by DCHO is determined to be their par value as DCHO had net liabilities at the date of the Exchange.

DARCO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

DECEMBER 31, 2003

NOTES

1.

BASIS OF PRESENTATION (CONT’D)

(f)

The par value of DCHO common stock and the net liabilities of DCHO at the date of the Exchange are written off to the pro forma consolidated statement of operations.

Audited financial statements of DCHO and Hong Xiang for the year ended December 31, 2003 have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of DCHO and Hong Xiang.

2.

PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma consolidated balance sheet as at December 31, 2003 has been prepared assuming that the Exchange occurred on December 31, 2003. The pro forma consolidated statement of operations for the year ended December 31, 2003 has been prepared assuming the Exchange occurred at the beginning of the year presented. This pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place at the beginning of the period presented and does not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma adjustments and elimination give effect to the acquisition of Hong Xiang using reverse takeover accounting and the related elimination of the common stock and deficit of DCHO.

3.	PRO FORMA SHARE CAPITAL	No. of shares	Amount
			USD

	Authorized :-
	Common stock at USD0.001 par value	20,000,000	20,000

	Issued and outstanding :-
	Common stock prior to the Exchange	941,390	942
	Additional paid-in capital	-	673,779
	Elimination of DCHO share capital amount	-	(674,721)
	Hong Xiang share capital	-	604,800

	At 31 December, 2003	941,390	604,800